EXHIBIT (j)(2)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 5 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated February 16, 2005, relating to the financial statements and financial highlights of the Eaton Vance VT Worldwide Health Sciences Fund (the "Fund") which appears in the December 31, 2004 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP



April 27, 2005
Boston, Massachusetts